Independent Auditors' Consent




To the Shareholders and Board of Trustees of the Cash Assets Trust:

We consent to the incorporation by reference, in this Statement of Additional Information, of our report dated May 15, 2002, on the statement of assets and liabilities for the The Pacific Capital Funds of Cash Assets Trust (the "Trust") as of March 31, 2002, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Trust as filed on Form N-30D.

We also consent to the references to our firm under the headings "Independent Auditors"and "Financial Highlights" in the Prospectuses and "Transfer Agent, Custodian and Auditors" in the Statement of Additional Information.



                                                 KPMG LLP



New York, New York
July 19, 2002